UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2003

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.
1-12869	CONSTELLATION ENERGY GROUP, INC.	52-1964611

Maryland
(State or other jurisdiction of incorporation for each registrant)

750 E. Pratt Street      Baltimore, Maryland             21202
              (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code: (410) 234-5000

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. Other Events

On November 25, 2003, Constellation Energy Group, Inc. ("Constellation Energy") announced that it has entered into an agreement to purchase the Robert E. Ginna Nuclear Power Station from Rochester Gas & Electric Company, a subsidiary of Energy East Corporation.

Further information regarding the purchase of the Robert E. Ginna Nuclear Power Station is set forth in the press release attached hereto as an exhibit.

ITEM 7. Financial Statements and Exhibits

(c) Exhibit No. 99	Press Release of Constellation Energy Group, Inc. issued on November 25, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION ENERGY GROUP, INC. (Registrant)

Date: November 25, 2003	/s/ E. Follin Smith
E. Follin Smith, Senior Vice President on behalf of the Registrant and as Principal Financial Officer of the Registrant

EXHIBIT INDEX

Exhibit No. 99	Press Release of Constellation Energy Group, Inc. issued on November 25, 2003.

3